8

Exhibit 99.4

KELLY SERVICES, INC.

2005 RESULTS OF OPERATIONS BY SEGMENT

(In thousands of dollars)

	First Qtr.	Second Qtr.	Third Qtr.	Fourth Qtr.	Full Year
Revenue from Services:
U.S. Commercial Staffing	$565,514	$602,425	$619,324	$649,709	$2,436,972
PTSA	261,503	271,653	275,981	281,185	1,090,322
International	411,399	428,515	440,431	444,073	1,724,418

Consolidated Total	$1,238,416	$1,302,593	$1,335,736	$1,374,967	$5,251,712

Gross Profit Rate:
U.S. Commercial Staffing	15.2%	15.0%	15.1%	15.0%	15.1%
PTSA	17.4	17.2	16.9	16.6	17.0
International	17.2	17.4	17.2	16.8	17.2
Consolidated Total	16.3%	16.3%	16.2%	15.9%	16.2%

Expense Rate:
U.S. Commercial Staffing	10.7%	10.2%	10.1%	9.8%	10.2%
PTSA	12.1	11.6	11.3	11.0	11.5
International	17.2	16.5	15.9	15.7	16.3
Consolidated Total	15.9%	15.3%	15.0%	14.7%	15.2%

Earnings from Operations:
U.S. Commercial Staffing	$25,401	$28,877	$30,866	$33,706	$118,850
PTSA	14,002	15,449	15,603	15,812	60,866
International	48	3,929	5,842	4,666	14,485
Corporate Expense	(33,909)	(35,451)	(36,038)	(37,522)	(142,920)

Consolidated Total	$5,542	$12,804	$16,273	$16,662	$51,281